UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): May 17, 2006 (May 16, 2006)


                           SYNAGRO TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-21054


        DELAWARE                                                 88-0219860

(State or other jurisdiction of                                (IRS Employer
 Incorporation or organization)                              Identification No.)


                  1800 BERING, SUITE 1000, HOUSTON, TEXAS 77057
               (Address of principal executive offices) (Zip Code)

        Registrants telephone number, including area code: (713) 369-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.      Other Events.

On May 16, 2006, Synagro Technologies, Inc. (the "Company") announced the closing of its previously announced underwritten public offering of common stock. The Company has issued and sold 2,000,000 shares of its common stock at a public offering price of $4.15 per share. The Company also issued and sold 2,000,000 additional shares to the underwriter upon exercise of its option to purchase such shares at the public offering price, less underwriting discounts and commissions. The Company received total net proceeds from the sale of such shares, after underwriting discounts and commissions and offering expenses, of approximately $15,636,000. Total common stock outstanding after this offering is approximately 77,338,568 shares. The Company plans to use the net proceeds from the offering for working capital and general corporate purposes. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.


ITEM 9.01.      Exhibits

(c)  Exhibits

       99.1     Press release dated May 16, 2006, issued by Synagro
                Technologies, Inc.









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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: May 17, 2006

                                         SYNAGRO TECHNOLOGIES, INC.

                                         By:       /s/ J. PAUL WITHROW
                                              ----------------------------------
                                              (Senior Executive Vice President &
                                                  Chief Financial Officer)








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

                                  EXHIBIT INDEX


99.1    Press release dated May 16, 2006, issued by Synagro Technologies, Inc.























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